Exhibit 4.2

                               CHARTER BANK, S.B.

                        1993 INCENTIVE STOCK OPTION PLAN

1.       Purpose

         The purpose of the Charter Bank, S.B. 1993 Incentive Stock Option Plan (the "Plan") is to advance the interests of Charter Bank, S.B. (the "Bank") and its shareholders by providing officers and key employees of the Bank and its affiliates, including Charter Bancorp, MHC, the mutual holding company of the Bank (the Company"), upon whose judgment, initiative and efforts the successful conduct of the business of the Bank and its affiliates largely depends, with an additional incentive to perform in a superior manner as well as to attract people of experience and ability.

2.       Definitions

         (a) "Affiliate" means (i) a member of a controlled group of corporations of which the Bank is a member or (ii) an unincorporated trade or business that is under common control with the Bank as determined in accordance with Section 414(c) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations issued thereunder. For purposes hereof, a "controlled group of corporations" shall mean a controlled group of corporations as defined in Section 1563(a) of the Code determined without regard to Section 1563(a)(4) and (e)(3)(C) thereof.

         (b) "Award" means an Award of Non-statutory Stock Options, Incentive Stock Options, and/or Limited Rights granted under the provisions of the Plan.

         (c)      "Board of Directors" means the Board of Directors of the Bank.

         (d)      "Change in Control" of the Bank or the Company shall mean:

                   (1) A reorganization, merger, merger conversion, consolidation or sale of all or substantially all of the assets of the Bank or the Company or a similar transaction in which the Bank or Company is not the resulting entity; (ii) individuals who constitute the board of directors of the Bank or the board of directors of the Company as of the date hereof (the "Incumbent Board"), cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-fourths of the directors composing the Incumbent Board or whose nomination for election by the Bank's or Company's stockholders or members was approved by the same Nominating Committee serving under an Incumbent Board shall be for purposes of this section 2(d) considered as though he were a member of the Incumbent Board; or (iii) an acquisition of "control" as defined by the Bank Holding Company Act, as determined by the board of directors of the Bank or the Company; or (iv) an acquisition of the Bank's stock requiring submission of notice under the Change in Bank Control Act, provided, however, that a change in control shall not be deemed under 2(d)(1)(i), 2(d)(1)(iii), or 2(d)(1)(iv) of this section if the transaction(s) constituting a change in control is approved by a majority of the Board of Directors of the Bank or the Company, as the case may be.

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                  (2) In the event the Company  converts from the mutual form of organization to the stock form of organization (the "Stock Holding Company") at any time subsequent to the effective date of this Agreement, a "Change in Control" shall mean, a change in control of the Bank or the Stock Holding Company of a nature that: (i) would be required to be reported in response to
Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a change in control of the Bank or the Stock Holding Company within the meaning of the Home Owners' Loan Act of 1933 and applicable rules and regulations promulgated thereunder, as in effect on the date hereof; or (iii) without limitation such a change in control shall be deemed to have occurred at such time as (a) any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Stock Holding Company representing 20% or more of the Bank's or Stock Holding Company's outstanding securities ordinarily having the right to vote at the election of directors except for any securities of the Bank issued to the Stock Holding Company in connection with
the   reorganization   and  stock  offering  pursuant  to  the  Bank's  Plan  of
Reorganization and Stock Issuance and securities purchased by the Bank's or the Stock Holding Company's employee stock benefit plans; or (b) the Incumbent Board ceases for any reason to constitute at least a majority of the board of directors of the Bank or Stock Holding Company; or (c) a reorganization, merger, consolidation, sale of all or substantially all of the assets of the Bank or the Stock Holding Company or similar transaction which the Incumbent Board does not approve of or consent to; (d) a proxy statement is distributed that solicits proxies from stockholders of the Stock Holding Company, by someone other than the current management of the Stock Holding Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Bank or the Stock Holding Company or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such Plan are exchanged for or converted into cash or property or securities not issued by the Bank or the Stock Holding Company; or (e) a tender offer is made for 20% or more of the outstanding securities of the Bank of the Stock Holding Company.

         (e) "Committee" means a Committee of the Board of Directors consisting of all non- employee (i.e., "outside") directors.

         (f) "Common Stock" means the Common Stock of the Bank.

         (g) "Conversion Transaction" means the conversion of the Company from the mutual to stock form of organization either on a stand-alone basis or in the context of a merger conversion, as contemplated by regulations of the OTS or any successor thereof.

         (h) "Date of Grant" means the actual date on which an Award is granted by the Committee.

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         (i)  "Disability"  means the permanent and total inability by reason of mental or physical infirmity, or both, of an employee to perform the work customarily assigned to him. Additionally, a medical doctor selected or approved by the Board of Directors must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of such employee's lifetime.

         (j) "Fair Market Value" means, when used in connection with the Common Stock on a certain date, the reported closing price of the Common Stock as reported by the National Association of Securities Dealers Automated Quotation ("NASDAQ") System (as published by the Wall Street Journal, if published) on the day prior to such date, or if the Common Stock was not traded on such date, on the next preceding day on which the Common Stock was traded thereon; provided, however, that if the Common Stock is not reported on the NASDAQ System, Fair Market Value shall mean the average sale price of all shares of Common Stock sold during the 30-day period immediately preceding the date on which such stock option was granted, and if no shares of stock have been sold within such 30-day period, the average sale price of the last three sales of Common Stock sold during the 90-day period immediately preceding the date on which such stock option was granted. In the event Fair Market Value cannot be determined in the manner described above, then Fair Market Value shall be determined by the Committee. The Committee shall be authorized to obtain an independent appraisal to determine the Fair Market Value of the Common Stock. For purposes of the grant of options in the Reorganization, Fair Market Value shall mean the initial public offering price of the Common Stock.

         (k) "Incentive Stock Option" means an Option granted by the Committee to a Participant, which Option is designated as an Incentive Stock Option pursuant to Section 8.

         (l) "Limited Right" means the right to receive an amount of cash based upon the terms set forth in Section 9.

         (m) "Non-Statutory Stock Option" means an Option granted by the Committee to a participant and which is not designated by the Committee as an Incentive Stock Option.

         (n) "Normal Retirement" means retirement at the normal or early retirement date as set forth in Charter Bank Employee Stock Ownership Plan, or any, successor plan.

         (o) "Option" means Award granted under Section 7 or Section 8.

         (p) "Participant" means an employee of the Bank or its affiliates chosen by the Committee to participate in the Plan.

         (q) "Plan Year or Years" means a calendar year or years commencing on or after January 1, 1993.

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         (r) "Reorganization"  means the reorganization of Charter Bank, S.B. as a mutual holding company and the establishment of the Bank as its majority-owned subsidiary.

         (s) "Termination for Cause" means the termination upon an intentional failure to perform stated duties, or breach of a fiduciary duty involving personal dishonesty, or willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, any of which results in material loss to the Bank, the Company, or one of its affiliates.

3.       Administration

         The Plan shall be administered by the Committee. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make whatever determinations and interpretations in connection with the Plan it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants in the Plan and on their legal representatives and beneficiaries.

4.       Types of Awards

         Awards  under the Plan may be granted in any one or a  combination  of:
(a) Incentive Stock Options; (b) Non-Statutory Stock Options; and (c) Limited Rights as defined herein in Sections 7-9.

5.       Stock Subject of the Plan

         Subject to adjustment as provided in Section 14, the maximum number of shares reserved for issuance under the Plan is ___% of the shares of Common Stock of the Bank, issued in connection with the Reorganization. These shares of Common Stock may be either authorized but unissued shares or shares previously issued and reacquired by the Bank. To the extent that options or rights granted under the Plan are exercised, the shares covered will be unavailable for future grants under the Plan; to the extent that options together with any related rights granted under the Plan terminate, expire or are cancelled without having been exercised or, in the case of Limited Rights exercised for cash, new Awards may be made with respect to these shares.

6.       Eligibility

         Officers and other employees of the Bank or its affiliates shall be eligible to receive Incentive Stock Options, Non-Statutory Stock Options and/or Limited Rights under the Plan. Directors who are not employees or officers of the Bank or its affiliates shall not be eligible to receive Awards under the Plan.

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7.       Non-Statutory Stock Options

         7.1      Grant of Non-Statutory Stock Options

         The Committee may, from time to time, grant Non-Statutory Stock Options to eligible employees and, upon such terms and conditions as the Committee may determine, grant Non- Statutory Stock Options in exchange for and upon surrender of previously granted Awards under this Plan. Non-Statutory Stock Options granted under this Plan are subject to the following terms and conditions:

         (a) Price. The purchase price per share of Common Stock deliverable upon the exercise of each Non-Statutory Stock Option shall be determined by the Committee on the date the option is granted. Except as provided below, such purchase price shall not be less than 100% of the Fair Market Value of the Bank's Common Stock on the date the option is granted. The purchase price per share of Common Stock deliverable upon the exercise of each Non- Statutory Stock Option granted in exchange for and upon surrender of previously granted awards shall be not less than 85% of the Fair Market Value of the Bank's Common Stock on the date the option is granted, but in no event may the purchase price of any Non-Statutory Stock Option be less than the par value of the Common Stock. Shares may be purchased only upon full payment of the purchase price. Payment of the purchase price may be made, in whole or in part, through the surrender of shares of the Common Stock of the Bank at the Fair Market Value of such shares determined in the manner described in Section 2(j).

         (b) Terms of Options. The term during which each Non-Statutory Stock Option may be exercised shall be determined by the Committee, but in no event shall a Non-Statutory Stock Option be exercisable in whole or in part more than 10 years from the Date of Grant. The Committee shall determine the date on which each Non-Statutory Stock Option shall become exercisable in installments. The shares of which each installment is composed may be purchased in whole or in part at any time after such installment becomes purchasable. The Committee, in its sole discretion, may accelerate the time at which any Non-statutory Stock Option may be exercised in whole or in part. Notwithstanding the above, in the event of a Change in Control of the Bank, all Non-Statutory Stock Options that have been awarded shall become immediately exercisable.

         (c) Termination Employment. Upon the termination of an employee's service for any reason other than Disability, Normal Retirement, death or Termination for Cause, the employee's Non-Statutory Stock Options shall be exercisable only as to those shares that were immediately purchasable by the employee at the date of termination and only for a period of one year following termination. In the event of Termination for Cause, all rights under his Non-Statutory Stock Options shall expire upon termination. In the event of the death, Disability or Normal Retirement of any employee, all Non-Statutory Stock Options held by such employee, whether or not exercisable at such time, shall be exercisable by such employee or his legal representatives or beneficiaries for one year following the date of his death, Normal Retirement or cessation of employment due to Disability, provided that in no event shall the period extend beyond the expiration of the Non-Statutory Stock Option term.

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8.       Incentive Stock Options

         8.1      Grant of Incentive Stock Options

         The Committee, from time to time, may grant Incentive Stock Options to eligible employees. Incentive Stock Options granted pursuant to the Plan shall be subject to the following terms and conditions:

         (a) Price. The purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Bank's Common Stock on the date the Incentive Stock Option is granted. However, if an employee owns stock possessing more than 10% of the total combined voting power of all classes of Common Stock of the Bank, the purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Bank's Common Stock on the date the Incentive Stock Option is granted. Shares may be purchased only upon payment of the full purchase price. Payment of the purchase price may be made, in whole or in part, through the surrender of shares of the Common Stock of the Bank at the Fair Market Value of such shares determined in the manner described in Section 2(j).

         (b) Amount of Options. Incentive Stock Options may be granted to any eligible employee in such amounts as determined by the Committee; provided that the amount granted is consistent with the terms of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). In the case of an option intended to qualify as an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time the option is granted) of the Common Stock with respect to which Incentive Stock Options granted are exercisable for the first time by the Participant during any calendar year (under all plans of the Participant's employer corporation and its parent and subsidiary corporations) shall not exceed $100,000. The provisions of this Section 8.1(b) shall be construed and applied in accordance with Section 422(d) of the Code and the regulations, if any, promulgated thereunder.

         (c) Term of Options. The term during which each Incentive Stock Option may be exercised shall be determined by the Committee, but in no event shall an Incentive Stock Option be exercisable in whole or in part more than 10 years from the Date of Grant. If any employee, at the time an Incentive Stock Option is granted to him, owns Common Stock representing more than 10% of the total combined voting power of the Bank (or, under Section 425(d) of the Code, is deemed to own Common Stock representing more than 10% of the total combined voting power of all such classes of Common Stock, by reason of the ownership of such classes of Common Stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such employee, or by or for any corporation, partnership, estate or trust of which such employee is a shareholder, partner or beneficiary), the Incentive Stock Option granted to him shall not be exercisable after the expiration of five years from the Date of Grant. No Incentive Stock Option granted under this Plan is transferable except by will or the laws of descent and distribution and is exercisable only by the employee to which it is granted.

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         The Committee  shall  determine the date on which each Incentive  Stock
Option shall become exercisable and may provide that an Incentive Stock Option shall become exercisable in installments. The shares comprising each installment may be purchased in whole or in part at any time after such installment becomes purchasable, provided that the amount able to be first exercised in a given year is consistent with the terms of Section 422 of the Code. The Committee, in its sole discretion, may accelerate the time at which any Incentive Stock Option may be exercised in whole or in part; provided that it is consistent with the terms of Section 422 of the Code. Notwithstanding the above, in the event of a Change in Control of the Bank, all Incentive Stock Options that have been awarded shall become immediately exercisable.

         (d) Termination of Employment. Upon the termination of an employee's service for any reason other than Disability, Normal Retirement, Change in Control, death or Termination for Cause, his Incentive Stock Options shall be exercisable only as to those shares which were immediately purchasable by him at the date of termination and only for a period of three months following termination. In the event of Termination for Cause all rights under his Incentive Stock Options shall expire upon termination.

         In the event of death or Disability of any employee, all Incentive Stock Options held by such employee, whether or not exercisable at such time, shall be exercisable by such employee or his legal representatives or beneficiaries for one year following the date of his death or cessation of employment due to Disability. Upon termination of an employee's service due to Normal Retirement, or a Change in Control, all Incentive Stock Options held by such employee, whether or not exercisable at such time, shall be exercisable for a period of one year following the date of his cessation of employment;
provided, however, that such option shall not be eligible for treatment as an Incentive Stock Option in the event such option is exercised more than three months following the date of his Normal Retirement or the Change in Control. In no event shall the exercise period extend beyond the expiration of the Incentive Stock Option term.

         (e) Compliance with Code. The options granted under this Section 8 of the Plan are intended to qualify as incentive stock options within the meaning of Section 422 of the Code, but the Bank makes no warranty as to the qualification of any option as an incentive stock option within the meaning of
Section 422 of the Code.

9.       Limited Rights

         9.1      Grant of Limited Rights

         The Committee may grant a Limited Right simultaneously with the grant of any option, with respect to all or some of the shares covered by such option. Limited Rights granted under this Plan are subject to the following terms and conditions:

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         (a) Terms of Rights.  In no event shall a Limited Right be  exercisable in whole or in part before the expiration of six months from the date of grant of the Limited Right. A Limited Right may be exercised only in the event of a Change in Control of the Bank.

         The Limited Right may be exercised only when the underlying option is eligible to be exercised, provided that the Fair Market Value of the underlying shares on the day of exercise is greater than the exercise price of the related option.

         Upon exercise of a Limited Right, the related option shall cease to be exercisable. Upon exercise or termination of an option, any related Limited Rights shall terminate. The Limited Rights may be for no more than 100% of the difference between the exercise price and the Fair Market Value of the Common Stock subject to the underlying option. The Limited Right is transferable only when the underlying option is transferable and under the same conditions.

         (b) Payment. Upon exercise of a Limited Right, the holder shall promptly receive from the Bank an amount of cash equal to the difference between the Fair Market Value on the Date of Grant of the related option and the Fair Market Value of the underlying shares on the date the Limited Right is exercised, multiplied by the number of shares with respect to which such Limited Right is being exercised.

         (c) Stock to be Optioned. The maximum number of shares of Common Stock that may be optioned or sold under the Plan is shares. Such shares may be treasury, or authorized but unissued, shares of Common Stock of the Bank. Any shares subject to an Option under the Plan which Option for any reason expires or is terminated unexercised as to such shares, may again be subject to an Option under the Plan.

10.      Surrender of Option

         In the event of a Participant's termination of employment as a result of death, Disability or Retirement, the Participant (or his personal representatives, heir(s), or devisee(s)) may, in a form acceptable to the Committee, make application to surrender all or part of options held by such Participant in exchange for a cash payment from the Bank of an amount equal to the difference between the Fair Market Value of the Common Stock on the date of termination of employment and the exercise price per share of the option on the Date of Grant. Whether the Bank accepts such application or determines to make payment, in whole or part, is within its absolute and sole discretion, it being expressly understood that the Bank is under no obligation to any Participant whatsoever to make such payments. In the event that the Bank accepts such application and determines to make payment, such payment shall be in lieu of the exercise of the underlying option and such option shall cease to be exercisable.

11.      Rights of a Shareholder; Nontransferability

         An optionee shall have no rights as a shareholder with respect to any shares covered by a Non-Statutory and/or Incentive Stock Option until the date of issuance of a stock certificate for such shares. Nothing in this Plan or in any Award granted confers on any person any right to continue in the employ of the Bank or its affiliates or to continue to perform services for the Bank or its affiliates or interferes in any way with the right of the Bank or its affiliates to terminate his services as an officer or other employee at any time.

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         No Award under the Plan shall be  transferable  by the  optionee  other than by will or the laws of descent and distribution and may only be exercised during his lifetime by the optionee, or by a guardian or legal representative.

12.      Agreement with Grantees

         Each Award of Options, and/or Limited Rights will be evidenced by a written agreement, executed by the Participant and the Bank or its affiliates that describes the conditions for receiving the Awards including the date of Award, the purchase price if any, applicable periods, and any other terms and conditions as may be required by the Board of Directors or applicable securities law.

13.      Designation of Beneficiary

         A Participant, with the consent of the Committee, may designate a person or persons to receive, in the event of death, any stock option or Limited Rights Award to which he would then be entitled. Such designation will be made upon forms supplied by and delivered to the Bank and may be revoked in writing. If a Participant fails effectively to designate a beneficiary, then his estate will be deemed to be the beneficiary.

14.      Dilution and Other Adjustments

         In the event of any change in the outstanding shares of Common Stock of the Bank by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Bank, the Committee will make such adjustments to previously granted Awards, to prevent dilution or enlargement of the rights of the Participant, including any or all of the following:

         (a) adjustments in the aggregate number or kind of shares of Common Stock which may be awarded under the Plan;

         (b) adjustments in the aggregate number or kind of shares of Common Stock covered by Awards already made under the Plan;

         (c) subject to Section 8.1(a) hereof, adjustments in the purchase price of outstanding Incentive and/or Non-Statutory Stock Options, or any Limited Rights attached to such options.

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         No such  adjustments,  however,  may  change  materially  the  value of benefits available to a Participant under a previously granted Award.

15.      Limitations upon Exercise of Options

         Notwithstanding any other provision of the Plan, so long as the Company remains in the mutual form of organization, an option granted under this Plan may not be exercised if the exercise of such an option would result in the Company owning less than a majority of the Common Stock of the Bank. Nothing herein shall preclude the Bank from issuing additional authorized but unissued shares of Common Stock to the Company to allow for the exercise of options which would otherwise have resulted in the Company owning less than a majority of the Common Stock of the Bank.

16.      Treatment of Options in the Event of a Conversion Transaction

         In the event that the Company converts to stock form in a Conversion Transaction any options outstanding shall, at the option of the holder, (i) be convertible into options for Common Stock of the Stock Holding Company, or (ii) be exercised by the holder prior to the effective date of the Conversion Transaction and the holder shall be entitled to exchange, in the same manner as other minority stockholders of the Bank, the shares of Common Stock of the Bank received upon such exercise for shares of Common Stock of the Stock Holding
Company. Provided, however, that if for any reason such options are not to be converted or such shares are not exchanged, the holders of options under this plan shall receive cash payment for the shares of stock represented by the options in an amount equal to the initial offering price of the Common Stock of the Stock Holding Company at the closing of the Conversion Transaction, less the original exercise price of such options and, with respect to options that have been exercised, the Stock Holding Company shall redeem such shares for cash in the same manner as such redemption would occur for other minority stockholders of the Bank. Any exchange, conversion of options, or cash payment for shares shall be subject to applicable federal and state regulations and, if necessary, subject to the approval of the appropriate regulatory authorities.

17.      Withholding

         There may be deducted from each distribution of cash and/or Common Stock under the Plan the amount of tax required by any governmental authority to be withheld.

18.      Amendment of the Plan

         The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect; provided, however, that if necessary to continue to qualify the Plan under the Securities and Exchange Commission Rule 16b-3, the approval by a majority of the shares represented in person or by proxy shall be required for any such modification or amendment that:

         (a) increases the maximum number of shares for which options may be granted under the Plan (subject, however, to the provisions of Section 14 hereof;

         (b) reduces the exercise price at which Awards may be granted (subject, however, to the provisions of Sections 8.1(a) and 14 hereof):

         (c) extends the period during which options may be granted or exercised beyond the times originally prescribed (subject, however, to the provisions of Section 8.1(a) hereof; or

         (d) changes the persons eligible to participate in the Plan.

         Failure to ratify or approve amendments or modifications to subsections
(a) through (d) of this Section 18 by shareholders shall be effective only as to the specific amendment or modification requiring such ratification. Other provisions, sections, and subsections of this Plan will remain in full force and effect.

         No such termination, modification or amendment may affect the rights of a Participant under an outstanding Award.

19.      Approval by Stockholders

         The Plan shall be approved by stockholders of the Bank within 12 months after the Plan has been adopted. No Options granted pursuant to the Plan shall be exercisable prior to such shareholder approval.

20.      Effective Date of Plan

         The Plan shall become effective upon the consummation of the Reorganization (the "Effective Date"). The Plan shall be presented to shareholders for ratification for purposes of: (i) obtaining favorable treatment under Section 16(b) of the Exchange Act; (ii) obtaining preferential tax treatment for Incentive Stock Options; and, if applicable, (iii) maintaining listing on the NASDAQ System. The failure to obtain shareholder ratification will not affect the validity of the Plan and the options thereunder; provided, however, that if the Plan is not ratified, the Plan shall remain in full force and effect, and any Incentive Stock Options granted under the Plan shall be deemed to be Non-Statutory Stock Options.

21.      Termination of the Plan

         The right to grant Awards under the Plan will terminate upon the earlier of 10 years after the Effective Date of the issuance of Common Stock or the exercise of options or related rights equaling the maximum number of shares reserved under the Plan as set forth in Section 5 hereof. The Board of Directors has the right to suspend or terminate the Plan at any time; provided that no such action will, without the consent of a Participant, affect adversely his rights under a previously granted Award.

22.      Applicable Law

         The Plan will be administered in accordance with the laws of the State of Illinois.

Adopted [            ], 1993.

                                               CHARTER BANK, S.B.


                                               --------------------------------
                                               John A. Becker, President and
                                               Chief Executive Officer


--------------------------                     --------------------------------
Date Approved by                               Linda M. Johnson, Secretary
Stockholders

                               CHARTER BANK, S.B.
                        1993 INCENTIVE STOCK OPTION PLAN

                             STOCK OPTION AGREEMENT


         A. A STOCK OPTION for a total of __________ shares of Common Stock, par value $1.00, of Charter Bank, S.B. (the "Bank") is hereby granted to _________________ (the "Participant"), subject in all respects to the terms and provisions of the Charter Bank, S.B. 1993 Incentive Stock Option Plan (the "Plan"), dated [ ], 1993, which has been adopted by the Bank and which is incorporated herein by reference. The terms of this Agreement are subject to the terms and conditions of the Plan.

         B. The option price as determined by the Stock Option Committee for the Plan is $10.00 per share, the fair market value of the Common Stock on the date of the grant of this Option.

         C. Twenty percent (20%) of the options granted hereunder shall be exercisable each year beginning on the date of grant.

         D. This Option may not be exercised if the issuance of shares of Common Stock of the Bank upon such exercise would constitute a violation of any applicable Federal or State securities or other law or valid regulation. The Participant, as a condition to his exercise of this Option, shall represent to the Bank that the shares of Common Stock of the Bank that he acquires under this Option are being acquired by him for investment and not with a present view to distribution or resale, unless counsel for the Bank is then of the opinion that such a representation is not required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

         E. This Option may not be transferred in any manner otherwise than by will or the laws of descent and distribution, and may be exercised during the lifetime of the Participant only by him. The terms of this Option shall be binding upon the executors, administrators, heirs, successors, and assigns of the Participant.

         F. A copy of the Charter Bank, S.B. 1993 Incentive Stock Option Plan governing this Option granted to you is enclosed, and your attention is invited to all the provisions of the Plan. You will observe that the Plan does not require that you exercise this Option as to any particular number of shares at one time, but this Option must be exercised, if at all and to the extent exercised, by you no later than ten years and one day from the date of this Agreement. This Option may be exercised during such term only in accordance with the terms of the Plan.

Dated: [                ], 1993

                                       CHARTER BANK, S.B.



                                       By:
                                          President and Chief Executive Officer

ATTEST:



Secretary


         The Participant acknowledges receipt of a copy of the Plan, a copy of which is annexed hereto, and represents that he is familiar with the terms and provisions thereof. The Participant hereby accepts this Option subject to all the terms and provisions of the Plan. The Participant hereby agrees to accept as binding, conclusive, and final all decisions and interpretations of the Stock Option Committee upon any questions arising under the Plan. As a condition to the issuance of shares of Common Stock of the Bank under this Option, the Participant authorizes the Bank to withhold in accordance with applicable law form any regular cash compensation payable to him any taxes required to be withheld by the Bank under Federal, State, or Local law as a result of his exercise of this Option.


Dated: [                 ], 1993




                                            By:
                                                Participant

                                        2